Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-287796, No. 333-279785, No. 333-272270, No. 333-264267, No. 333-256076, and No. 333-249777 on Form S-8 of our reports dated February 25, 2026 relating to the financial statements of Root, Inc. and the effectiveness of Root Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio

February 25, 2026